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                                                                     EXHIBIT 23



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-5581 (on Form S-3) and 33-72102 (on Form S-3) of Overseas Partners Ltd. of our report dated January 9, 1997 appearing in this Annual Report on Form 10-K of Overseas Partners Ltd. for the year ended December 31, 1996.









DELOITTE & TOUCHE


Hamilton, Bermuda
March 17, 1997